Securities and Exchange Commission
February 12, 1997


                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Ascend Communications, Inc. for the registration of 159,997 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1996 with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


/s/ Ernst & Young
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Walnut Creek, California
February 12, 1997